Exhibit 10.3

NON-QUALIFIED STOCK OPTION AGREEMENT

This AGREEMENT, dated as of [ ], 2024, is made by and between Innovative Solutions & Support, Inc. a Pennsylvania corporation (the “Company”), and [ ] (the “Optionee”).

W I T N E S S E T H

1.Grant of Option. Pursuant to the terms of the Innovative Solutions and Support, Inc. Amended and Restated 2019 Stock-Based Incentive Compensation Plan (the “Plan”), effective [  ] (the “Effective Date”), the Company hereby grants to the Optionee, subject to the terms and conditions of the Plan and as herein set forth, the right and option to purchase from the Company, [ ] shares of the Company’s Common Stock ($0.001 par value) at the purchase price of $[ ] per share (the “option”), such option to be exercisable and exercised consistent with the terms of the Plan and as herein provided. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.
2.Terms and Conditions. It is understood and agreed that the option is subject to the terms of the Plan (which are incorporated herein by reference, and in the event of any contradiction, distinction or difference between the terms herein and the terms of the Plan, the terms of the Plan shall control) and the following terms and conditions:
(a)Vesting. Subject to Optionee’s continued service with the Company or any of its Subsidiaries, the option shall vest and become exercisable with respect to one quarter (1/4) of the shares of Common Stock subject to the option on each of the first four (4) anniversaries of the Effective Date.
(b)Exercise of Option. Subject to the terms of the Plan and Optionee’s continued service with the Company or any of its Subsidiaries, the option will remain exercisable until the tenth (10th) anniversary of the Effective Date (the “Expiration Date”). Upon the date of Optionee’s termination of service with the Company and its Subsidiaries (a “Termination Date”), the option shall remain exercisable (the “Exercise Period”) only in accordance with the following provisions:
(1)Upon Optionee’s termination of service with the Company and its Subsidiaries by reason of Optionee’s death or Disability, any vested portion of the option shall remain exercisable until the earlier of (x) one year after the Termination Date or (y) the Expiration Date.
(2)Upon Optionee’s termination of service with the Company and its Subsidiaries by the Company (or a Subsidiary) without Cause, any vested portion of the option shall remain exercisable until the earlier of (x) 90 days after the Termination Date or (y) the Expiration Date.
(3)Upon Optionee’s termination of service with the Company and its Subsidiaries for any reason other than under Sections 2(b)(1) or 2(b)(2) hereof, any unexercised portion of the option (whether vested or unvested) shall be immediately forfeited with no further compensation due to Optionee.

(4)Any vested portion of the option that is not exercised within the applicable Exercise Period shall be forfeited with no further compensation due to Optionee. Unless otherwise provided by the Committee, any portion of the option that is unvested as of the Termination Date shall be immediately forfeited on the Termination Date with no further compensation due to Optionee.
(5)Any exercise shall be accompanied by a written notice to the Company specifying the number of shares as to which the option is being exercised.
(c)Payment of Purchase Price upon Exercise. At the time of any exercise the purchase price of the shares as to which this option shall be exercised shall be paid to the Company in cash, by certified check, with the proceeds received from a broker-dealer whom Optionee has authorized to sell all or a portion of the Common Stock subject to the option, in shares of Common Stock (or in a combination of cash and shares), or by such other means as the Committee may from time to time permit or designate. This option shall not be deemed exercised unless and until payment of the purchase price shall have been delivered to the Company in the manner provided herein.
(d)Nontransferability. This option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of Optionee, this option shall be exercisable only by the Optionee or his or her guardian or legal representative.
(e)Adjustments. In the event that the Committee shall determine that any stock dividend, recapitalization, reorganization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Optionee hereunder, then the Committee shall proportionately and equitably adjust the option in accordance with Section 8 of the Plan. Any adjustments so made shall be final and binding upon Optionee.
(f)No Rights as Stockholder. Optionee shall have no rights as a stockholder with respect to any shares of Common Stock subject to this option prior to the date of issuance to Optionee of such shares.
(g)No Right to Continued Employment. This option shall not confer upon Optionee any right with respect to continuance of employment by the Company or any of its Subsidiaries, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate Optionee’s employment at any time.
(h)Compliance with Laws and Regulations. This option and the obligation of the Company to sell and deliver shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Without limiting the foregoing, the Company shall not be required to issue or deliver any certificates for shares of stock prior to:
(i)the listing of such shares on any stock exchange on which the stock may then be listed, and

(ii)the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, this option may not be exercised if its exercise, or the receipt of shares of stock pursuant thereto, would be contrary to applicable law.

3.Notices. Any notice hereunder to the Company shall be addressed to it at its office at the following address:

Innovative Solutions and Support, Inc. 720 Pennsylvania Drive

Exton, PA 19341 Attention: Chairman

and any notice hereunder to Optionee shall be addressed to Optionee at the most recent address on file in the Company’s records, subject to the right of either party to designate at any time hereafter in writing some other address.

4.Amendment. The Committee may amend, alter, suspend, discontinue, or terminate this Agreement; provided, however, that without the consent of Optionee, no such amendment, alteration, suspension, discontinuation, or termination of this Agreement may materially and adversely affect the rights of Optionee under this Agreement (except as otherwise provided in the Plan).
5.Withholding of Taxes. Optionee must make appropriate arrangement for the payment of any taxes relating to the option. The Company or any Subsidiary shall have the right to withhold from any payment relating to the option, including from a distribution of Common Stock, or from any payroll or other payment due to Optionee, amounts of withholding and other taxes due in connection with the option, and to take such other action as the Committee may deem advisable to enable the Company and Optionee to satisfy obligations for the payment of withholding taxes and other tax obligations relating to the option. The Company’s obligation to make any delivery or transfer of shares shall be conditioned on the Optionee’s compliance, to the Company’s satisfaction, with any withholding requirement.
6.Optionee Bound by Plan. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.
7.Counterparts. This Agreement has been executed in one or more counterparts each of which shall constitute one and the same instrument.

Signature Page Follows

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an appropriate officer and Optionee has executed this Agreement, both as of the day and year first above written.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

Strike Price: $[ ]By:   Date: [ ]  Shahram Askarpour

Chief Executive Officer

Agreed to and Accepted

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